SUB-ITEM 77E:  LEGAL PROCEEDINGS

LEGAL PROCEEDINGS
In October, 2003, Federated Investors, Inc. and various subsidiaries thereof (collectively, "Federated"), along with various investment companies sponsored by Federated ("Funds") were named as defendants in several class action lawsuits filed in the United States District Court for the Western District of Pennsylvania seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. The Board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds and their respective counsel are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. Although Federated does not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from related regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.



Exhibit 77Q.1(a)1- Exhibits

AMENDMENT #7
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED MANAGED ALLOCATION PORTFOLIOS

Dated May 19, 2000

	This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Conservative Allocation Fund
Institutional Shares
Select Shares
Federated Managed Income Portfolio
Institutional Shares
Select Shares
Federated Moderate Allocation Fund
Institutional Shares
Select Shares
Federated Growth Allocation Fund
Institutional Shares
Select Shares"

	The undersigned hereby certify that the above stated
Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2003, to become effective on October 6, 2003.

	WITNESS the due execution hereof this 22nd day of August, 2003.


/s/ John F. Donahue		/s/
Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh




Exhibit 77Q.1(a)2- Exhibits

Federated Managed Allocation Portfolios

Amendment #5
to the By-Laws

(effective August 23, 2002)

Strike Section 1 of ARTICLE I - OFFICERS AND THEIR ELECTION, and replace with the following:

         Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee), a Vice Chairman of the Board of Trustees, and other Officers or agents, including one or more Assistant Vice
Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

Strike Sections 2 through 9 of Article II, and replace with the following:

	Section 2. Chairman of the Trustees ("Chairman"). The Chairman, if there be a Chairman, shall preside at the meetings of Shareholders and of the Board of Trustees and shall perform such other duties as may be assigned to him from time to time by the Trustees.

	Section 3. Vice Chairman of the Trustees ("Vice Chairman"). The Vice Chairman, in the absence of the Chairman, shall perform such duties as may be assigned to him from time to time by the Trustees or the Chairman. The Vice Chairman need not be a Trustee.

         Section 4. President. The President shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.

	Section 5. Vice President. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee. Each Vice President shall be authorized to sign documents on behalf of the Trust.

	Section 6. Secretary. The Secretary shall be the chief legal officer of the Trust responsible for providing legal guidance to the Trust. The Secretary shall keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman or the Executive Committee.

	Section 7. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust responsible for the preparation and maintenance of the financial books and records of the Trust. He shall deliver all funds and securities belonging to any Series or Class to such custodian or sub-custodian as may be employed by the Trust for any Series or Class. The Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman or the Executive Committee may from time to time designate.

	Section 8.  Assistant Vice President.  The Assistant Vice
President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee or the Chairman.

	Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Secretaries and the Assistant Treasurer or
Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive
Committee or the Chairman.


	Section 10 11. Salaries. The salaries of the Officers shall be fixed from time to time by the Trustees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.



Exhibit 77Q.1(a)3- Exhibits

Federated Managed Allocation Portfolios

Amendment #6
to the By-Laws

Effective August 25, 2003

	Insert the following into Article II, Power and Duties of Trustees and Officers, and renumber Section 10 as Section 11:

	Section 10. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules ("Attorney Conduct Rules") enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct
Rules to another attorney or firm of attorneys.






Exhibit 77Q.1(e)1 Exhibits

ASSIGNMENT of
INVESTMENT ADVISORY CONTRACT and
SUB-ADVISORY AGREEMENT
Federated Managed Allocation Portfolios
         THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust
("FIMC"), and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a
Delaware statutory trust ("FEMCOPA").
         WHEREAS, FIMC, then known as Federated Management, entered into an Investment Advisory Contract dated as of December 1, 1993 and an amendment thereto dated as of June 1, 2001 (collectively, the "Advisory Contract") with Federated Managed Allocation Portfolios, a
Massachusetts business trust (the "Trust") formerly known as Managed
Series Trust, including the Exhibits thereto making the Contract applicable to the following portfolios of the Trust (the "Funds"):
Exhibi
t
Date
Fund
B
December 1,
1993
Federated Conservative Allocation Fund (formerly
Federated Managed Conservative Growth Portfolio)
C
December 1,
1993
Federated Moderate Allocation Fund (formerly
Federated Managed Moderate Growth Portfolio)
D
March 1, 1994
Federated Growth Allocation Fund (formerly
Federated Managed Growth Portfolio)

         WHEREAS, FIMC has entered into a Sub-Advisory Agreement dated as of November 20, 1995 with Federated Global Investment Management Corp., a Delaware corporation, with respect to the Funds;
         WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with respect to each of the Funds under the Advisory Contract and under the aforementioned Subadvisory Agreement (together with the Advisory Agreement, collectively the "Contracts"), and FEMCOPA desires to accept such assignments from FIMC; and
         WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contracts from FIMC to FEMCOPA;
         KNOW ALL MEN BY THESE PRESENTS THAT:
         In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,
FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Funds named above under the
Contracts described above, and FEMCOPA does hereby accept such assignment.
         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.
FEDERATED INVESTMENT		FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY		COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell		By:  /s/ Keith M. Schappert
Name:  G. Andrew Bonnewell		Name:  Keith M. Schappert
Title:  Vice President		Title:  President



LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that Federated Managed Allocation Portfolios, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Management Company of Pennsylvania, a statutory trust duly organized under the laws of the State of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 1993 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

	The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or
(iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of the Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Managed Allocation
Portfolios


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
January 1, 2004

Federated Equity Management Company
of Pennsylvania


By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


Exhibit 77 Q. 1(e)2 Exhibits

Federated Managed Allocation Portfolios
SUB-ADVISORY AGREEMENT
         THIS AGREEMENT is made between FEDERATED EQUITY MANAGEMENT
COMPANY OF PENNSYLVANIA, a Delaware statutory trust located in
Pittsburgh, Pennsylvania (hereinafter referred to as "Adviser") and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust located in Pittsburgh, Pennsylvania (hereinafter referred to as the "Sub-Adviser").
WITNESSETH:
         That the parties hereto, intending to be legally bound hereby agree as follows:
         1.	Sub-Adviser hereby agrees to furnish to Adviser in its
capacity as investment adviser to each of the portfolios ("Funds") of Federated Managed Allocation Portfolios ("Trust") for which Adviser executes an Exhibit to this Agreement, such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund, which may be offered in one or more classes of shares ("Classes").  Both Adviser and Sub-
Adviser are registered as investment advisers under the Investment
Advisers Act of 1940.
         2.	For its services under this Agreement for each Fund, Sub-
Adviser shall receive from Adviser an annual fee, as set forth in the exhibit(s) hereto.
         The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation for a Fund (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.
         3.	This Agreement shall begin for a Fund on the date that the
parties execute an exhibit to this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if:  (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this
Agreement or interested persons of any such party (other than as
Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this
Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.
         4.	Notwithstanding any provision in this Agreement, it may be
terminated for any Fund at any time without the payment of any penalty:
(a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 ("Act") of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to this Agreement.
         5.	This Agreement shall automatically terminate:
(a)	in the event of its assignment (as defined in the Act); or
(b)	in the event of termination of the Investment Advisory
Contract for any reason whatsoever.
         6.	So long as both Adviser and Sub-Adviser shall be legally
qualified to act as an investment adviser to a Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.
         Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 7 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.
         7.	This Agreement may be amended from time to time by
agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.
         8.	The services furnished by the Sub-Adviser hereunder are not
to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
         9.	Sub-Adviser agrees to maintain the security and
confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P,
17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17
CFR Sections 248.14, 248.15 and 248.13, respectively.
         10.	Adviser and Sub-Adviser agree that as between Adviser and
Sub-Adviser, Adviser shall be solely responsible for the allocation of the Fund's investment portfolio between the equity portion to be managed by Adviser and the fixed income portion to be managed by Sub-Adviser. Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, damages, losses and expenses resulting from such allocation decisions and incurred by or asserted against by Sub-Adviser, including reasonable attorneys fees and legal expenses of investigating or defending against any such claims.


Exhibit A
Federated Managed Allocation Portfolios
Federated Conservative Allocation Fund
(formerly Federated Managed Conservative Growth Portfolio)
Sub-Advisory Contract
         For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to 0.24% of the fixed income portion of the average daily net assets of the above-mentioned portfolio. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the primary Investment Advisory Contract dated December
1, 1993.
         This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the 1st day of January, 2004.

Federated Equity Management Company
of Pennsylvania
By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


Federated Investment Management
Company
By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President


Exhibit B
Federated Managed Allocation Portfolios
Federated Growth Allocation Fund
(formerly Federated Managed Growth Portfolio)
Sub-Advisory Contract
         For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to 0.24% of the fixed income portion of the average daily net assets of the above-mentioned portfolio. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the primary Investment Advisory Contract dated March 1, 1994.
         This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the 1st day of January, 2004.

Federated Equity Management Company
of Pennsylvania
By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


Federated Investment Management
Company
By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President


Exhibit C
Federated Managed Allocation Portfolios
Federated Moderate Allocation Fund
(formerly Federated Managed Moderate Growth Portfolio)
Sub-Advisory Contract
         For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to 0.24% of the fixed income portion of the average daily net assets of the above-mentioned portfolio. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the primary Investment Advisory Contract dated December
1, 1993.
         This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the 1st day of January, 2004.

Federated Equity Management Company
of Pennsylvania
By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


Federated Investment Management
Company
By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President



LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that Federated Managed Allocation Portfolios, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Investment Management Company, a statutory trust duly organized under the laws of the Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Sub-Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated January 1, 2004, by and between the Sub-Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub-Advisory Contract").

	The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment Sub-Adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Sub-Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Directors, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Sub-Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Managed Allocation
Portfolios


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
January 1, 2004

Federated Investment Management Company


By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President